Cane  &  Company,  LLC
                            _____________________________
Michael  A.  Cane*          Stephen  F.X.  O'Neill  **     Gary  R.  Henrie+
Michael  H.  Taylor***      Preston R. Brewer++            Christine S. Beaman

                                               Telephone:     (702)  312-6255
                                               Facsimile:     (702)  944-7100
                                                  E-mail:     telelaw@msn.com
                                                              ---------------

                                                    2300  West  Sahara  Avenue
                                                          Suite  500,  Box  18
                                                        Las  Vegas,  NV  89102

April  17,  2002

Merritt  Ventures  Corporation
Suite  201  -  801  Peach  Portal  Drive
Blaine,  Washington  98230

Re:     Merritt  Ventures  Corp.,  Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

We  have acted as counsel for Merritt Ventures Corp., a Nevada corporation
(the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 2,437,500 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated March 8, 2002; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very  truly  yours,

CANE  AND  COMPANY,  LLC


/s/ Michael H. Taylor
_____________________________
Michael H. Taylor, attorney and
Member

     *Licensed Nevada, California, Washington and Hawaii State Bars; **British
                       Columbia and Washington  Bars only;
   *** Nevada and British Columbia Bars; +Utah Bar only; ++California Bar only

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Merritt  Ventures  Corp.
April  17,  2002
Page  2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  AND  COMPANY,  LLC


/s/ Michael H. Taylor
_____________________________
Michael H. Taylor, attorney and
Member




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